SECOND AMENDMENT OF LEASE

This Amendment of Lease dated as of the 7th day of September 2005, by and between Arthur Pappathanasi, Trustee of 330 Scangas Nominee Trust, as Landlord (the “Landlord”), and Lightbridge, Inc., a Delaware Corporation, as Tenant (the “Tenant”).

BACKGROUND

Landlord and Tenant are Landlord and Tenant, respectively, under a Lease dated August 15, 2000, for a portion of the second floor of the building located at 330 Lynnway, Lynn, Massachusetts 01901. The lease was amended by an Amendment of Lease dated October 16, 2000. The lease and Amendment of Lease are hereinafter sometimes collectively referred to as the “Lease”. The parties desire to further amend the Lease to, among other things, change the initial term of the Lease and the rent due thereunder. Capitalized terms not defined herein shall have the same meaning ascribed to them in the Lease.

WITNESSETH:

Now, therefore, for valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	The initial term set forth in Section 1.1 of the Lease as amended by the Amendment of Lease, is hereby changed from 64 months and 16 days to 88 months and 16 days, expiring on December 31, 2007.

2.	The Base Rent set forth in Section 1.1 of the Lease is hereby amended to be $29,874.00 commencing August 1, 2005 through December 31, 2007.

3.	A new Section 2.5 is hereby added to the Lease as follows:

“2.5 Early Termination. Landlord may terminate the Lease and compel the Tenant to vacate the premises effective any date on or after February 1, 2007 (the “Early Termination Date”). In order to exercise this right to early termination, Landlord shall give written notice to Tenant at least twelve (12) months prior to the Early Termination Date.”

4.	Except as expressly hereby amended the Lease is and shall remain in full force and effect.

WITNESS the execution hereof as an instrument under seal as of the date first above written.

LANDLORD

330 SCANGAS NOMINEE TRUST

By: /s/ Arthur J. Pappathanasi, Trustee

TENANT

LIGHTBRIDGE, INC.

By: Timothy C. O’Brien, Chief Financial Officer